Exhibit 99.1

THE TILE SHOP REPORTS FIRST QUARTER 2021 RESULTS

MINNEAPOLIS – May 7, 2021 – Tile Shop Holdings, Inc. (OTC Pink: TTSH) (the “Company”), a specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories, today announced results for its first quarter ended March 31, 2021.

First Quarter Summary

Net Sales Decreased 2.3%

Comparable Store Sales Decreased 2.3%

Gross Margin of 69.7%

SG&A Expenses Decreased $5.1 Million

Net income of $5.3 Million; Adjusted EBITDA of $14.7 Million

Management Commentary – Cabell Lolmaugh, CEO

“We continue to maintain a disciplined approach to managing our expenses which resulted in meaningful improvements in net income and Adjusted EBITDA during the quarter,” stated Cabell Lolmaugh, CEO. “While reduced store hours and product outages continued to challenge our ability to grow sales during the first quarter of 2021, we are making great progress executing our strategies that will establish the foundation for future sales growth.”

	Three Months Ended
(unaudited, amounts in thousands, except per	March 31,
share data)	2021	2020
Net sales	$92,084	$94,279
Net sales (decline) growth(1)	(2.3)%	8.5%
Comparable store sales (decline) growth(2)	(2.3)%	6.7%
Gross margin rate	69.7%	68.9%
Income from operations as a % of net sales	7.5%	2.8%
Net income	$5,297	$3,502
Net income per diluted share	$0.10	$0.07
Adjusted EBITDA	$14,694	$11,375
Adjusted EBITDA as a % of net sales	16.0%	12.1%
Number of stores open at the end of period	143	142

(1)	As compared to the prior year period.
(2)	The comparable store sales operating metric is the percentage change in sales of comparable stores period over period. A store is considered comparable on the first day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales calculation. Comparable store sales includes total charges to customers less any actual returns. The Company includes the change in allowance for anticipated sales returns applicable to comparable stores in the comparable store sales calculation. Comparable store sales data reported by other companies may be prepared on a different basis and therefore may not be useful for purposes of comparing the Company’s results to those of other businesses. Company management believes the comparable store sales operating metric provides useful information to both management and investors to evaluate the Company’s performance, the effectiveness of its strategy and its competitive position.

FIRST QUARTER 2021

Net Sales

Net sales decreased $2.2 million, or 2.3%, from $94.3 million in the first quarter of 2020 to $92.1 million in the first quarter of 2021. Comparable store sales decreased $2.2 million, or 2.3%, for the first quarter of 2021 compared to the first quarter of 2020, due to lower traffic. The decrease in traffic was partially attributable to a reduction in store hours during the first quarter of 2021 when compared to the first quarter of 2020. Additionally, elevated levels of product outages also contributed to the lower level of sales during the first quarter of 2021.

Gross Profit

Gross profit decreased $0.8 million, or 1.2%, from $65.0 million in the first quarter of 2020 to $64.2 million in the first quarter of 2021. The gross margin rate was 69.7% for the first quarter of 2021 and 68.9% for the first quarter of 2020. The increase in gross margin rate was primarily driven by better pricing and an improvement in customer delivery collection rates that was partially offset by a higher mix of freight delivery services during the first quarter of 2021 when compared to the first quarter of 2020.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses decreased $5.1 million, or 8.2%, from $62.4 million in the first quarter of 2020 to $57.3 million in the first quarter of 2021. The decrease in SG&A expenses was partially due to a decrease in store hours during the first quarter of 2021 when compared to the first quarter of 2020, which contributed to a $1.5 million reduction in compensation and benefits expenses. In addition, during the three months ended March 31, 2020, the Company recorded $2.2 million of asset impairment charges and $1.1 million of legal costs incurred in connection with shareholder litigation in SG&A expenses. The Company did not record any asset impairment charges or incur any legal costs in connection with shareholder litigation during the three months ended March 31, 2021.

Provision for Income Taxes

The provision for income taxes increased $3.2 million from an income tax benefit of $1.8 million during the first quarter of 2020 to $1.4 million of income tax expense during the first quarter of 2021. The Company’s effective tax rate during the first quarter of 2020 included adjustments resulting from the enactment of the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act), which gave the Company the ability to carry back federal net operating losses to years with a federal statutory rate of 35%.  The Company’s effective tax rate during the first quarter of 2021 included a $0.3 million tax benefit associated with restricted stock award vestings that occurred during the quarter.

Inventory

Inventory decreased $3.3 million from $74.3 million at the end of the fourth quarter of 2020 to $71.0 million at the end of the first quarter of 2021.

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the first quarter of 2021 was $14.7 million compared with $11.4 million for the first quarter of 2020. See the table below for a reconciliation of GAAP net income to Adjusted EBITDA.

	Three Months Ended
($ in thousands, unaudited)	March 31,
	2021	% of net sales	2020	% of net sales(1)
GAAP net income	$5,297	5.8%	$3,502	3.7%
Interest expense	168	0.2	848	0.9
Provision (benefit) for income taxes	1,443	1.6	(1,756)	(1.9)
Depreciation and amortization	7,194	7.8	8,215	8.7
Stock-based compensation	592	0.6	566	0.6
Adjusted EBITDA	$14,694	16.0%	$11,375	12.1%

(1) Amounts do not foot due to rounding.

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Pretax Return on Capital Employed

Pretax Return on Capital Employed was 7.3% for the trailing twelve months as of the end of the first quarter in 2021 compared to (0.9)% for the trailing twelve months as of the end of the first quarter in 2020. See the Pretax Return on Capital Employed calculation in the table below.

($ in thousands, unaudited)	March 31,
	2021(1)	2020(1)
Income (loss) from Operations (trailing twelve months)	$10,691	$(1,657)

Total Assets	358,686	401,279
Less: Accounts payable	(15,255)	(19,260)
Less: Income tax payable	(141)	(44)
Less: Other accrued liabilities	(42,341)	(25,805)
Less: Lease liability	(150,892)	(160,115)
Less: Other long-term liabilities	(3,965)	(3,917)
Capital Employed	146,092	192,138

Pretax Return on Capital Employed	7.3%	(0.9)%

(1) Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates Pretax Return on Capital Employed by taking income (loss) from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, lease liability and other long-term liabilities. Other companies may calculate both Adjusted EBITDA and Pretax Return on Capital Employed differently, limiting the usefulness of these measures for comparative purposes.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes and for assessing the effectiveness of capital allocation over time. These measures are used in monthly financial reports prepared for management and the Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

IMPACT OF THE COVID-19 PANDEMIC

In March 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. COVID-19 has negatively impacted public health and the global economy, disrupted global supply chains, and created volatility in financial markets. The continuing implications of COVID-19 on the Company remains uncertain and will depend on certain future developments, including the duration, scope and severity of the pandemic and the effects of new variants of COVID-19, some of which may be more virulent or transmissible than the initial strain; its impact on the Company’s employees, customers and suppliers; the range and timing of government mandated restrictions and other measures; and the success of the deployment and widespread adoption of approved COVID-19 vaccines and their effectiveness. This uncertainty could have a material impact on the accounting estimates and assumptions utilized to prepare the Company’s consolidated financial statements in future reporting periods, which could result in a material adverse impact on the Company’s financial position, results of operations and cash flows.

The COVID-19 pandemic had a significant impact on the Company’s operations during 2020. For instance, the Company experienced a sharp decline in traffic toward the end of the first quarter of 2020 following the onset of COVID-19 in the United States. In response, the Company took steps to reduce SG&A expenses by eliminating a portion of its workforce, reducing store hours, curtailing advertising spending, reducing the number of replenishment trucks sent from the Company’s distribution centers to its stores and limiting other SG&A spending when possible. As state and local governments started lifting restrictions toward the end of the second quarter of 2020, the Company saw an improvement in traffic and sales trends. Throughout the remainder of 2020, the Company took a cautious approach to investing in activities that would increase its SG&A expenses, which included operating its stores at a reduced hours schedule compared to the prior year. The Company also started experiencing elevated levels of product outages during second half of 2020 due to vendor production delays and other disruptions in its supply chain related to COVID-19.

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During the first quarter of fiscal 2021, the Company continued to operate its stores at a reduced hours schedule. While the Company has taken steps to expand evening hours and test Sunday hours in select stores, the Company continues to take a cautious approach to investing in activities that would increase its SG&A expenses. The Company also continues to experience elevated levels of product outages, which are partially due to vendor production delays and global shipping capacity constraints resulting, in part, from the impact of COVID-19. These factors, combined with strong demand, have resulted in an increase in the Company’s backlog. Customer deposits placed on orders that were not delivered by the end of the quarter increased by $5.6 million from $12.2 million as of December 31, 2020 to $17.8 million as of March 31, 2021. The Company continues to actively work with its vendors to secure delivery of backordered product.

While the Company is cautiously optimistic with the current business trend and the progress made distributing COVID-19 vaccinations in recent months, a resurgence of COVID-19 cases could have a negative impact on the Company. Specifically, the Company could be adversely impacted by limitations on its employees to perform their work due to illness caused by the pandemic or local, state or federal orders requiring stores to close or employees to remain home; limitations of carriers to deliver the Company’s products to customers; product shortages; limitations on the ability of the Company’s customers to conduct their business and purchase the Company’s products and services; and limitations on the ability of the Company’s customers to pay the Company in a timely manner. These events could have a material adverse effect on the Company’s results of operations, cash flows and liquidity. In addition, even after the COVID-19 pandemic has subsided, the Company may continue to experience adverse impacts to its business as a result of the economic impact of the pandemic.

OTHER RECENT DEVELOPMENTS

On March 1, 2021, the Company’s Board of Directors unanimously voted to authorize the Company to apply for listing of its common stock with The Nasdaq Stock Market LLC (“Nasdaq”). The Company’s common stock is currently quoted on the Pink tier of the OTC Markets under the symbol “TTSH”. The Company has submitted its listing application. The Company’s listing application is still pending.  The Company cautions its stockholders and others considering trading its securities that there is no assurance that Nasdaq will approve the Company’s listing application.

WEBCAST AND CONFERENCE CALL

As announced on April 29, 2021, the Company will host a conference call via webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Friday, May 7, 2021. The call will be hosted by Cabell Lolmaugh, CEO, Nancy DiMattia, CFO, and Mark Davis, Vice President of Investor Relations and Chief Accounting Officer.

Participants may access the webcast by visiting the Company’s Investor Relations page at www.tileshop.com. The call can also be accessed by dialing (844) 421-0597 or (716) 247-5787 for international participants. A webcast replay of the call will be available on the Company’s Investor Relations page at www.tileshop.com.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Contact:

Investors and Media:

Mark Davis

763-852-2978

mark.davis@tileshop.com

ABOUT THE TILE SHOP

Tile Shop Holdings, Inc. (OTC Pink: TTSH), is a leading specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. The Tile Shop currently operates 143 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

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FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. Many of the Company’s risks have been, and may further be, exacerbated by the COVID-19 pandemic. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the Securities and Exchange Commission by the Company.

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except share data)

	(Unaudited)	(Audited)
	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$35,933	$9,617
Restricted cash	655	655
Receivables, net	3,015	2,975
Inventories	70,972	74,296
Income tax receivable	6,631	8,116
Other current assets, net	7,921	8,995
Total Current Assets	125,127	104,654
Property, plant and equipment, net	94,769	99,035
Right of use asset	127,395	132,374
Deferred tax assets	5,454	5,341
Other assets	1,219	1,286
Total Assets	$353,964	$342,690

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$16,803	$15,382
Income tax payable	167	93
Current portion of lease liability	29,440	27,223
Other accrued liabilities	43,268	34,106
Total Current Liabilities	89,678	76,804
Long-term debt, net	-	-
Long-term lease liability, net	116,357	122,678
Other long-term liabilities	3,573	4,146
Total Liabilities	209,608	203,628

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 51,932,704 and 51,701,080 shares, respectively	5	5
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in capital	158,545	158,556
Accumulated deficit	(14,190)	(19,487)
Accumulated other comprehensive loss	(4)	(12)
Total Stockholders' Equity	144,356	139,062
Total Liabilities and Stockholders' Equity	$353,964	$342,690

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Income

($ in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net sales	$92,084	$94,279
Cost of sales	27,898	29,324
Gross profit	64,186	64,955
Selling, general and administrative expenses	57,278	62,361
Income from operations	6,908	2,594
Interest expense	(168)	(848)
Income before income taxes	6,740	1,746
(Provision) benefit for income taxes	(1,443)	1,756
Net income	$5,297	$3,502

Income per common share:
Basic	$0.11	$0.07
Diluted	$0.10	$0.07

Weighted average shares outstanding:
Basic	50,105,825	49,842,072
Diluted	51,056,798	49,842,072

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Gross margin rate	69.7%	68.9%
SG&A expense rate	62.2%	66.1%
Income from operations margin rate	7.5%	2.8%
Adjusted EBITDA margin rate	16.0%	12.1%

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Cash Flows From Operating Activities
Net income	$5,297	$3,502
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,194	8,215
Amortization of debt issuance costs	76	149
Impairment charges	-	2,155
Non-cash lease expense	6,155	5,868
Stock based compensation	592	566
Deferred income taxes	(113)	4,456
Changes in operating assets and liabilities:
Receivables	(40)	(839)
Inventories	3,324	11,325
Other current assets, net	1,064	223
Accounts payable	1,580	(2,772)
Income tax receivable / payable	1,558	(6,249)
Accrued expenses and other liabilities	3,427	(3,707)
Net cash provided by operating activities	30,114	22,892
Cash Flows From Investing Activities
Purchases of property, plant and equipment	(3,202)	(645)
Net cash used in investing activities	(3,202)	(645)
Cash Flows From Financing Activities
Payments of long-term debt and financing lease obligations	-	(79,160)
Advances on line of credit	-	53,600
Employee taxes paid for shares withheld	(603)	(79)
Net cash used in financing activities	(603)	(25,639)
Effect of exchange rate changes on cash	7	(11)
Net change in cash, cash equivalents and restricted cash	26,316	(3,403)
Cash, cash equivalents and restricted cash beginning of period	10,272	9,919
Cash, cash equivalents and restricted cash end of period	$36,588	$6,516

Cash and cash equivalents	$35,933	$5,701
Restricted cash	655	815
Cash, cash equivalents and restricted cash end of period	$36,588	$6,516

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$161	$15
Cash paid for interest	238	833
Cash paid (received) for income taxes, net	-	22

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